Exhibit 10.02

BACKSTOP AGREEMENT

This Backstop Agreement (the “Agreement”) is made as of __________, 2018 by and between SMTC Corporation, a Delaware corporation (the “Company”) and __________ (“__________”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 8 hereof.

WHEREAS, the Company has determined to conduct a rights offering (the “Rights Offering”) to allow its stockholders (as of a record date to be determined) the right to purchase shares of its common stock, par value $0.01 per share (the “Common Stock”), in proportion to the number of shares of Common Stock that each stockholder of the Company owns as of the record date established for the Rights Offering (each a “Right” and, collectively, the “Rights), at a price per share equal to that offered to stockholders in the Rights Offering (which shall be calculated on a 20% discount to the 10-day volume weighted average price (VWAP) per share as of the close of business on the business day immediately before the ex-rights date) (the “Subscription Price”), as to be further described in a registration statement filed by the Company with the Commission, the related prospectus to be filed with the Commission (collectively, the “Shelf Takedown Documents”) and the offering materials related thereto to be provided to stockholders of the Company (together, with the Shelf Takedown Documents, the “Offering Documents”); and

WHEREAS, __________ has committed to purchase a number of shares of Common Stock having an aggregate dollar value equal to $__________, at a price per share equal to the Subscription Price (the “Backstop Commitment”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1      Subscription Commitment.

(a)                Material Terms of the Rights Offering. The material terms of the Rights Offering shall be as set forth in the Offering Documents, which will reflect the material terms set forth on Exhibit A. __________, with respect to the Common Stock it agrees to purchase hereunder, shall be afforded substantially the same rights, privileges and preferences (including the benefit of any representations and warranties) as those afforded to the stockholders pursuant to the Offering Documents.

(b)               Backstop Commitment. Pursuant to the terms and subject to the conditions of this Agreement, in connection with the Rights Offering, __________ hereby agrees to purchase a number of shares of Common Stock, at a price per share equal to the Subscription Price, having an aggregate dollar value equal to the Backstop Amount. As soon as reasonably practicable following the expiration date for receipt of subscriptions to the Rights Offering (the “Response Deadline”), the Company and the Subscription Agent shall determine the Backstop Amount and provide notice thereof to __________. __________ hereby agrees to tender the Backstop Amount to the Subscription Agent, within three (3) business days of receipt of notice of the Backstop Amount described above (“Subscription Deadline”), in accordance with the directions of the Subscription Agent, with such amounts to be applied to satisfy the commitment obligations set forth herein.

(c)                Cutback. Upon written notice to __________, the Company may reduce the Backstop Amount to a number, expressed in dollars, calculated by subtracting from the Total Offering Size the following: (i) the dollar value of all shares purchased by participants in the Rights Offering other than __________ (exclusive of any other backstop commitments from other participants in the Rights Offering) plus (ii) the Pro Rata Backstop Participation of all parties other than __________ multiplied by the Total Offering Backstop. To the extent the Backstop Amount is reduced, the Subscription Agent shall return unused funds to __________.

Section 2      The Closing. Except as otherwise set forth in the Offering Documents, the closing of __________’s subscription for the Backstop Amount shall take place as soon as reasonably practicable following the Subscription Deadline at a place mutually agreeable to the Company and __________ (the “Closing”). At the Closing, the Company shall deliver to __________ the certificates evidencing the shares of Common Stock subscribed for pursuant to Section 1 (or, if __________ shall so request in writing at least three (3) business days before the Closing, such shares of Common Stock shall be delivered in electronic format), and the Subscription Agent shall disburse to the Company the Backstop Amount.

Section 3      Representations and Warranties of the Company. As a material inducement to __________ to enter into this Agreement and subscribe for the Rights, the Company hereby represents and warrants that:

(a)                Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted, and all requisite corporate power and authority to carry out the transactions contemplated by this Agreement, including, without limitation, the Rights Offering.

(b)               Capital Stock. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued. The Company has reserved sufficient authorized but unissued shares of Common Stock to consummate the Rights Offering on the terms set forth on Exhibit A hereto and the transactions contemplated hereby. All shares of Common Stock to be purchased by __________ from the Company pursuant to this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment therefor, will be validly issued, fully paid and nonassessable.

(c)                Authorization; No Breach; Compliance with Laws. The execution, delivery and performance of this Agreement and any other agreement contemplated hereby to which the Company is a party have been duly authorized by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (iii) result in any violation of any statute, including, without limitation, the (x) Delaware General Corporation Law, (y) any applicable securities laws, or (z) any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets. Except for the registration of the offer and sale of the Rights under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the Rights Offering, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(d)               Broker’s Fees. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of the Company or any of its Affiliates who might be entitled to any fee, commission or reimbursement of expenses from __________ as a result of the consummation of the transactions contemplated hereby (including, without limitation, the Rights Offering).

Section 4      Representations and Warranties of __________. As a material inducement to the Company to enter into this Agreement, __________ hereby represents and warrants that:

(a)                Organization and Power. __________ is a __________ duly organized, validly existing and in good standing and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. __________ has all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted.

(b)               Authorization; No Breach. The execution of this Agreement by __________ and the consummation by __________ of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which __________ is a party or by which __________ is bound or to which any of its property or assets is subject, nor will such actions result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over __________ or its property or assets in each case in a manner that would adversely impact __________’s ability to subscribe for the Rights hereunder; and, except for the registration of the offer and sale of the Rights under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the Rights Offering, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by __________ and the consummation by __________ of the transactions contemplated hereby in each case in a manner that would adversely impact __________’s ability to subscribe for the Rights and perform its obligations hereunder.

(c)                Broker’s Fees. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of __________ who might be entitled to any fee, commission or reimbursement of expenses from either the Company or any of its Affiliates as a result of consummation of the transactions contemplated hereby (including, without limitation, the Rights Offering).

Section 5      Conditions to Obligations of Each Party to Effect the Closing. The respective obligations of each party to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing of each of the following conditions:

(a)                The Shelf Takedown Documents shall have been filed with the Commission and declared effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Shelf Takedown Documents or otherwise shall have been complied with.

(b)               No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this agreement or any of the transactions contemplated hereby (including, without limitation, the Rights Offering), declare unlawful the transactions contemplated by this Agreement (including, without limitation, the Rights Offering) or cause such transactions to be rescinded.

(c)                The Rights Offering shall have been consummated in conformity with the requirements and conditions set forth in the Offering Documents.

Section 6      Conditions to Obligations of the Company to Effect the Closing. Subject to Section 5 above, the obligations of the Company to consummate the transactions contemplated hereby are subject to each of the representations and warranties of __________ contained in this Agreement being true and correct in all material respects as of the date hereof and at and as of the date of the Closing as if made at and as of such time, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct in all material respects at and as of such particular date as if made at and as of such particular date.

Section 7      Conditions to Obligations of __________ to Effect the Closing. Subject to Section 5 above, the obligations of __________ to consummate the transactions contemplated hereby and to purchase the Backstop Amount are subject to each of the representations and warranties of the Company contained in this Agreement being true and correct in all material respects as of the date hereof and at and as of the date of the Closing as if made at and as of such time, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct in all material respects at and as of such particular date as if made at and as of such particular date.

Section 8      Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Backstop Amount” means a number, expressed in dollars, equal to the Backstop Commitment, as may be adjusted upon the Company’s and the Subscription Agent’s final determination, as described in Section 1.

“Commission” means the Securities and Exchange Commission or any governmental body or agency succeeding to the functions thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Person” means an individual, a partnership, a corporation, a limited liability company, association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Pro Rata Backstop Participation” with respect to any participant in the Total Offering Backstop Amount, is a percentage calculated as follows: the backstop amount of such participant divided by the Total Offering Backstop Amount.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Agent” means Computershare Trust Company, N.A.

“Total Offering Size” means a number, expressed in dollars, equal to the maximum aggregate value of securities offered in the Rights Offering.

“Total Offering Backstop Amount” means a number, expressed in dollars, equal to the total backstop commitment of all parties agreeing to provide a backstop to the Rights Offering substantially similar to the Backstop Commitment, as may be reduced by cutback provisions substantially similar to those set forth in Section 1(e) of this Agreement.

Section 9      Termination. This Agreement may be terminated at any time prior to the Closing, as follows:

(a)                by mutual written consent of the Company and __________;

(b)               by either the Company or __________ if any governmental entity shall institute any suit or action challenging the validity or legality of, or seeking to restrain the consummation of, the transactions contemplated by this Agreement (including, without limitation, the issuance of Rights pursuant to the Rights Offering);

(c)                by the Company, in the event __________ has breached any representation, warranty, or covenant contained in this Agreement, in any material respect, provided that the Company has notified __________ of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of such breach or for such longer period so long as such breach is curable by __________ through the exercise of its reasonable efforts, and __________ continues to exercise such reasonable efforts; and

(d)               by __________, in the event that the Company has breached any representation, warranty, or covenant contained in this Agreement, in any material respect, provided that __________ has notified the Company of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of such breach or for such longer period so long as such breach is curable by the Company through the exercise of its reasonable efforts, and the Company continues to exercise such reasonable efforts.

Section 10  Miscellaneous.

(a)                Indemnification. Each party hereby releases and agrees to indemnify, defend and hold harmless the other party and its Affiliates, from and against losses resulting from the breach of any of the representations and warranties provided by such party hereunder.

(b)               Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party without the prior written consent of the other party.

(c)                Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(d)               Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)                Construction. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than limitation.

(f)                Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto.

(g)               Counterparts; Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile signature.

(h)               Governing Law. This Agreement will be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

(i)                 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Backstop Agreement on the date first written above.

COMPANY:

SMTC CORPORATION

By:
Name:	Edward Smith
Title:	President and Chief Executive Officer

_________________________:

_________________________

By:
Name:
Title:

EXHIBIT A
Material Terms of Rights Offering

Issuer	SMTC Corporation
Rights	Pro rata rights to purchase shares of SMTC Corporation common stock, par value $0.01 by existing stockholders
Transferability	Non-transferable and non-assignable
Aggregate Offering Price	$13,000,000
Offering Price	The price per share set forth in the prospectus supplement for the Rights Offering to be filed with the Commission, which shall be calculated based on a 20% discount to the 10-day volume weighted average price (VWAP) per share as of the close of business on the business day immediately before the ex-rights date
Offered Shares	That number of common shares equal to the amount calculated by dividing the Aggregate Offering Price by the Offering Price
Standby Commitment	__________ commitment to purchase the Backstop Amount